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                                  SCHEDULE 14A
                                 (RULE 14a-101)
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NEWCASTLE INVESTMENT CORP.
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                (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            -------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            -------------------------------------------------

      (5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:
                                    --------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:
                                                         -----------------------

      (3)   Filing Party:
                          ------------------------------------------------------

      (4)   Date Filed:
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(LOGO) NEWCASTLE INVESTMENT CORP.

                                                                  April 28, 2005



Dear Stockholder,

      The annual meeting of stockholders of Newcastle Investment Corp. will be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York, on Tuesday, May 17, 2005, beginning at 10:30 a.m., Eastern Time (the "Annual Meeting").

      A Notice of Annual Meeting of Stockholders and Proxy Statement, both dated April 18, 2005, were recently mailed to all stockholders of record at the close of business on April 15, 2005. In the Notice and the Proxy Statement, there were incorrect references to April 18, 2005 as the record date. The record date is April 15, 2005. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

      We look forward to seeing you at the Annual Meeting.

                                    Sincerely,

                                    /s/ Randal A. Nardone

                                    Randal A. Nardone
                                    Secretary